COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


                      Dated as of June 21, 1995


                                among


                        MAGMA COPPER COMPANY,


                      THE LENDERS NAMED HEREIN,


                                 and


                           CHEMICAL BANK,
     as Administrative Agent, Issuing Bank and Swingline Lender,


                                 and


                    NATIONAL WESTMINSTER BANK PLC,
                             as Co-Agent,


                                 and


                      BANK OF AMERICA ILLINOIS,
                   as Swingline Lender and Co-Agent














                               TABLE OF CONTENTS

    Article       Section                                        Page

           I.     DEFINITIONS

                  1.01 Defined Terms . . . . . . . . . . . . . .   2
                  1.02 Terms Generally . . . . . . . . . . . . .  16

          II.     THE CREDITS

                  2.01 Commitments . . . . . . . . . . . . . . .  17
                  2.02 Loans . . . . . . . . . . . . . . . . . .  17
                  2.03 Competitive Bid Procedure . . . . . . . .  19
                  2.04 Borrowing Procedure . . . . . . . . . . .  21
                  2.05 Evidence of Debt; Repayment of Loans. . .  22
                  2.06 Fees. . . . . . . . . . . . . . . . . . .  23
                  2.07 Interest on Loans . . . . . . . . . . . .  23
                  2.08 Default Interest. . . . . . . . . . . . .  24
                  2.09 Alternate Rate of Interest. . . . . . . .  24
                  2.10 Termination, Reduction and Extension of
                       Commitments . . . . . . . . . . . . . . .  25
                  2.11 Prepayment. . . . . . . . . . . . . . . .  27
                  2.12    Reserve Requirements; Change in
                          Circumstances. . . . . . . . . . . . .  27
                  2.13    Change in Legality . . . . . . . . . .  29
                  2.14    Indemnity. . . . . . . . . . . . . . .  30
                  2.15    Pro Rata Treatment . . . . . . . . . .  30
                  2.16    Sharing of Setoffs . . . . . . . . . .  31
                  2.17    Payments . . . . . . . . . . . . . . .  32
                  2.18    Taxes. . . . . . . . . . . . . . . . .  32
                  2.19    Assignment of Commitments Under
                          Certain Circumstances; Duty
                          to Mitigate. . . . . . . . . . . . . .  34
                  2.20 Swingline Loans . . . . . . . . . . . . .  35
                  2.21 Letters of Credit . . . . . . . . . . . .  37

         III.     REPRESENTATIONS AND WARRANTIES

                  3.01 Organization; Corporate Powers, etc.. . .  40
                  3.02 Authorization, etc. . . . . . . . . . . .  41
                  3.03 Enforceability. . . . . . . . . . . . . .  41
                  3.04 Financial Condition and Information . . .  41
                  3.05 No Material Adverse Change. . . . . . . .  41
                  3.06 Litigation. . . . . . . . . . . . . . . .  42
                  3.07 Federal Reserve Regulations . . . . . . .  42
                  3.08 Investment Company Act. . . . . . . . . .  42
                  3.09 Public Utility Holding Company Act. . . .  42
                  3.10 Tax Returns . . . . . . . . . . . . . . .  42
                  3.11 ERISA . . . . . . . . . . . . . . . . . .  43
                  3.12 Title to Properties; Possession . . . . .  43
                  3.13 Use of Proceeds . . . . . . . . . . . . .  43
                  3.14 Environmental and Safety Matters. . . . .  43
                  3.15 Subsidiaries. . . . . . . . . . . . . . .  43






      Article     Section                                       Page

          IV.     CONDITIONS TO CREDIT EVENTS

                  4.01 Credit Events . . . . . . . . . . . . . .  43
                  4.02 Closing Date. . . . . . . . . . . . . . .  44

           V.     AFFIRMATIVE COVENANTS

                  5.01 Corporate Existence . . . . . . . . . . .  45
                  5.02 Insurance . . . . . . . . . . . . . . . .  46
                  5.03 Taxes . . . . . . . . . . . . . . . . . .  46
                  5.04 Financial Statements; Reports, etc. . . .  46
                  5.05 Litigation and Other Notices. . . . . . .  47
                  5.06 Maintaining Records; Access to
                       Premises and Records. . . . . . . . . . .  48
                  5.07 Use of Proceeds . . . . . . . . . . . . .  48

          VI.     NEGATIVE COVENANTS

                  6.01 Liens . . . . . . . . . . . . . . . . . .  48
                  6.02 Sale and Lease-Back Transactions. . . . .  49
                  6.03 Subsidiary Indebtedness . . . . . . . . .  50
                  6.04 Mergers, Consolidations, Sales of
                       Assets. . . . . . . . . . . . . . . . . .  50
                  6.05 Business of Borrower and Subsidiaries . .  51
                  6.06 ERISA Liabilities . . . . . . . . . . . .  51
                  6.07 Consolidated Net Worth. . . . . . . . . .  51
                  6.08 Consolidated Debt to Capitalization . . .  51
                  6.09 Use of Proceeds . . . . . . . . . . . . .  51

         VII.     EVENTS OF DEFAULT. . . . . . . . . . . . . . .  51

        VIII.     THE ADMINISTRATIVE AGENT . . . . . . . . . . .  54

          IX.     MISCELLANEOUS

                  9.01 Notices . . . . . . . . . . . . . . . . .  56
                  9.02 Survival of Agreement . . . . . . . . . .  57
                  9.03 Binding Effect. . . . . . . . . . . . . .  57
                  9.04 Successors and Assigns. . . . . . . . . .  57
                  9.05 Expenses; Indemnity . . . . . . . . . . .  60
                  9.06 Right of Setoff . . . . . . . . . . . . .  61
                  9.07 Applicable Law. . . . . . . . . . . . . .  61
                  9.08 Waivers; Amendment. . . . . . . . . . . .  62
                  9.09 Interest Rate Limitation. . . . . . . . .  62
                  9.10 Entire Agreement. . . . . . . . . . . . .  63
                  9.11 Waiver of Jury Trial. . . . . . . . . . .  63
                  9.12 Severability. . . . . . . . . . . . . . .  63
                  9.13 Counterparts. . . . . . . . . . . . . . .  63
                  9.14 Headings. . . . . . . . . . . . . . . . .  63
                  9.15 Jurisdiction; Consent to Service of
                       Process . . . . . . . . . . . . . . . . .  63
                  9.16 Confidentiality . . . . . . . . . . . . .  64
                  9.17 Existing Credit Agreement . . . . . . . .  65







Exhibit A               Administrative Questionnaire
Exhibit B               Form of Assignment and Acceptance
Exhibit C               Form of Borrowing Request
Exhibit D-1             Form of Competitive Bid Request
Exhibit D-2             Form of Notice of Competitive Bid Request
Exhibit D-3             Form of Competitive Bid
Exhibit D-4             Form of Competitive Bid Accept/Reject Letter
Exhibit E-1             Form of Opinion of Andrew A. Brodkey, Esq
Exhibit E-2             Form of Opinion of Sullivan & Cromwell
Exhibit F               Form of Opinion of Cravath, Swaine & Moore

Schedule 2.01           Commitments
Schedule 3.15(a)        Material Subsidiaries
Schedule 3.15(b)        Material Divisions
Schedule 6.01           Existing Permitted Liens














































              COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of June 21, 1995 among MAGMA COPPER COMPANY, a Delaware corporation (the Borrower ), the lenders listed in Schedule 2.01 (the Lenders ), NATIONAL WESTMINSTER BANK PLC and BANK OF AMERICA ILLINOIS, as co-agents (each a Co-Agent and collectively, the Co-Agents ), CHEMICAL BANK and BANK OF AMERICA ILLINOIS, as swingline lenders (each a Swingline Lender and collectively, the Swingline Lenders ) and CHEMICAL BANK, as issuing bank (in such capacity, the Issuing Bank ) and as administrative agent for the Lenders (in such capacity, the
          Administrative Agent ).


         The Borrower, certain Lenders, the Administrative Agent and the Issuing Bank are parties to a Credit Agreement dated as of May 20, 1994 (the Existing Credit Agreement ). The Borrower has asked that the Existing Credit Agreement be terminated and replaced with this Agreement in order to (a) provide for the addition of certain Lenders as parties to this Agreement and the adjustment of lending commitments of the Lenders to provide for credit in an aggregate principal amount not in excess of $500,000,000 at any time outstanding on a revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) and (b) amend certain other terms and conditions of the Existing Credit Agreement, as provided in this Agreement. The Borrower has requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower. The Borrower has requested the Swingline Lenders to extend credit, at any time and from time to time prior to the Maturity Date, in the form of Swingline Loans. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $50,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Loans and such Letters of Credit are to be used for general corporate purposes of the Borrower.

         The Lenders and the Swingline Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          ABR Borrowing shall mean a Borrowing comprised of ABR Loans. ABR Loan shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          Adjusted CD Rate shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/1000 of 1%) equal to the sum of (a) the product of
(i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate.

          Administrative Fees shall have the meaning assigned to such term in Section 2.06(b).

          Administrative Questionnaire shall mean an Administrative Questionnaire in the form of Exhibit A hereto.

          Affiliate shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          Aggregate Revolving Credit Exposure shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

          Alternate Base Rate shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including, without limitation, the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          Applicable Percentage shall mean, with respect to any Eurodollar Loan (other than any Eurodollar Competitive Loan), CD Loan or ABR Loan, or with respect to the Facility Fees, as the case may be, the applicable percentage set forth below under the caption Eurodollar
Spread , CD Spread , ABR Spread or Fee Percentage , as the case may be, based upon the ratings by S&P and Moody's respectively, applicable on such date to the Index Debt:



























                           EURODOLLAR      CD       ABR       FEE
                             SPREAD      SPREAD    SPREAD  PERCENTAGE
                           ----------    ------    ------  ----------


CATEGORY 1                    0.225%      0.350%      0     0.125%
----------

Rating
------
  BBB+ or above by S&P;
  Baa1 or above by Moody's

CATEGORY 2                    0.275%      0.400%      0     0.150%
----------
 Rating
 ------
  BBB by S&P;
  Baa2 by Moody's

CATEGORY 3                    0.3125%     0.4375%     0     0.1875%
----------
 Rating
 ------
  BBB- by S&P;
  Baa3 by Moody's

CATEGORY 4                    0.500%      0.625%      0     0.250%
----------
 Rating
 ------
  BB+ by S&P;
  Ba1 by Moody's

CATEGORY 5                    0.625%     0.750%       0     0.375%
----------
 Rating
 ------
  BB or below by S&P;
  Ba2 or below by Moody's

For purposes of the foregoing, (i) unless the ratings for Index Debt established or deemed to have been established by both Moody's and S&P shall fall within a single Category, the Applicable Percentage shall be determined by reference to the higher rating; (ii) if either Moody's or S&P shall not have in effect a rating for Index Debt for a reason related to the creditworthiness of the Borrower or to any act or failure to act on the part of the Borrower, then the Applicable Percentage shall be determined by reference to the single rating that shall be in effect or, if no rating shall be in effect, by reference to Category 5; and (iii) if any rating for Index Debt established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall no longer have in effect a rating for Index Debt and clause (ii) above shall not be applicable, the Borrower and the Lenders, acting through the Administrative Agent, shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

           Assessment Rate shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/1000 of 1%) most recently determined by the Administrative Agent to be the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

           Assignment and Acceptance shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B.

           Base CD Rate shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

           Board shall mean the Board of Governors of the Federal Reserve System of the United States.

           Borrowing shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

           Borrowing Request shall mean a request by the Borrower in accordance with the terms of Section 2.04 and substantially in the form of Exhibit C.

           Business Day shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or in London, England) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term
 Business Day shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

           Capital Lease shall mean any lease of any property (whether real, personal or mixed) required by GAAP to be accounted for as a capital lease on the balance sheet of the lessee.

           Capital Lease Obligations of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

           Capitalization  shall mean the sum of (i) Consolidated Debt and
(ii) Consolidated Net Worth.

           CD Borrowing  shall mean a Borrowing comprised of CD Loans.

           CD Loan shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

          A Change in Control shall be deemed to have occurred if, after the date hereof, (a) any person or group (within the meaning of Rule 13d-3, as in effect on the date hereof, promulgated by the SEC under the 1934 Act, shall acquire, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;
or (b) a majority of the seats (other than vacant seats) on the board of directors become occupied by persons not members of said board on the date hereof that were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

           Closing Date  shall mean the date of the first Credit Event.

           Code shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

           Commitment shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Swingline Commitment.

           Competitive Bid shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

           Competitive Bid Accept/Reject Letter shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit D-4.

           Competitive Bid Rate shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the LIBO Rate plus or minus the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

           Competitive Bid Request  shall mean a request made pursuant to
Section 2.03(a) in the form of Exhibit D-1.

           Competitive Borrowing shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

           Competitive Loan shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

           Consolidated Debt shall mean the total Debt of the Borrower and the Subsidiaries, computed on a consolidated basis in accordance with GAAP.

           Consolidated Net Income shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and the Subsidiaries for such period, computed on a consolidated basis in accordance with GAAP.

           Consolidated Net Worth shall mean, with respect to the Borrower and its Subsidiaries, the excess of total assets over total liabilities, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements for the period ended December 31, 1994; Consolidated Net Worth is currently identified as Total Stockholders' Equity on the consolidated balance sheets provided by the Borrower to the SEC.

           Continuing Lenders shall have the meaning assigned to such term in Section 2.10(d).

           Control shall mean the exercise of the power to direct or cause the direction of the management or policies of a person, whether through the exercise of rights of ownership under voting securities, under contract or otherwise, and Controlling and Controlled shall have meanings correlative thereto.

           Credit Event  shall have the meaning given such term in Section
4.01.

           Debt shall mean, as at the date as of which any determination is being or is to be made thereof and in respect of any person, without duplication and excluding intercorporate debt and other intercorporate obligations solely among such person and its subsidiaries, all
(i) indebtedness of such person for borrowed money, (ii) obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such person to pay the deferred purchase price of property or services under conditional sale or other similar agreements which provide for the deferral of the payment of the purchase price for a period in excess of one year following the date of such person's receipt and acceptance of the complete delivery of such property and/or services, (iv) Capital Lease Obligations of such person and
(v) Guarantees by the Borrower and any of its Material Subsidiaries in existence on the date hereof of Debt of third parties, provided, however, that any Debt of the Borrower or any such Material Subsidiary not otherwise reflected on the Borrower's or such Material Subsidiary's balance sheet that arises with respect to Guarantees of the Debt of third parties shall be in the amount of the Expected Contingent Liability of the Borrower or such Material Subsidiary determined for all such Guarantees in the aggregate, as calculated in good faith by the Chief Financial Officer of the Borrower as of the end of the most recently completed fiscal quarter of the Borrower (which determination shall describe in reasonable detail the method by which such amounts have been calculated and which determination shall accompany the financial statements furnished to each Lender pursuant to Sections 5.04(a) and 5.04(b) herein; provided that in the event the Borrower shall fail to timely deliver any such calculation in substantial compliance with Sections 5.04(a) and 5.04(b) herein, such amount shall be the amount estimated in good faith by the Administrative Agent, which estimate absent manifest error, shall be conclusive and binding on all parties). Whenever any determination of the amount of Debt is required or permitted to be, or is otherwise being or to be, made for any purpose under this Agreement, the amount of any such debt denominated in any currency other than Dollars shall be calculated at the dollar equivalent of such Debt as at the date as of which such determination of the amount of Debt is being or to be made, except that, if all or any portion of the principal amount of any such Debt which is payable in a currency other than Dollars is hedged into Dollars, the principal amount of such hedged Debt, or the hedged portion thereof, shall be deemed to be equal to the amount of Dollars specified in, or determined pursuant to, the applicable hedging contract. Notwithstanding the above, Debt of the Borrower shall exclude Capital Leases in an aggregate amount not to exceed $60,000,000 which relate to property acquired by the Borrower or its Subsidiaries after March 31, 1995.

           Default shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

           Designated Officer shall mean any of the Chairman of the Board, President, the Chief Financial Officer, the General Counsel, the Secretary, the Treasurer and the Assistant Treasurer of the Borrower.

           Dollars or $ shall mean lawful money of the United States of America.

           ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

           ERISA Affiliate shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

           ERISA Liabilities shall mean at any time the minimum liability with respect to Plans that would be required to be reflected at such time as a liability on the consolidated balance sheet of the Borrower under GAAP; ERISA Liabilities are currently identified as Prepaid (Accrued) Pension Cost in the footnotes to the consolidated balance sheets provided by the Borrower to the SEC.

           Eurodollar Borrowing shall mean a Borrowing comprised of Eurodollar Loans.

           Eurodollar Competitive Borrowing shall mean a Borrowing comprised of Eurodollar Competitive Loans.

           Eurodollar Competitive Loan shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

           Eurodollar Loan shall mean any Eurodollar Revolving Loan or Eurodollar Competitive Loan.

           Eurodollar Revolving Credit Borrowing shall mean a Borrowing comprised of Eurodollar Revolving Loans.

           Eurodollar Revolving Loan shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

           Event of Default shall have the meaning assigned to such term in Article VII.

           Existing Maturity Date shall have the meaning assigned to such term in Section 2.10(d)

           Expected Contingent Liability of a person with respect to the Guarantee of any Debt shall mean the net expected value of the amounts (expressed in Dollars) that the person may be required to fund directly or indirectly for the payment of such Debt under the material facts and circumstances pertaining to such Guarantee and such Debt at the time of calculation. In calculating the Expected Contingent Liability of a person, the party shall take into consideration all offsetting values to be received by that person at the time of its funding of amounts for payment of such Debt and the expected financial capacity of the primary obligors and all other contingent obligors to pay the subject Debt or claims for subrogation or contribution with respect thereto, and shall reduce the Expected Contingent Liability otherwise calculated by the expected amount of such offsets or recoveries, so as to calculate the net expected value of the respective Guarantee liability. Such calculation (as made in good faith) of the Expected Contingent Liability with regard to a given Guarantee shall be calculated on the basis of (a) the probability-weighted, aggregate net expected value for all potential outcomes, or in the exercise of prudent business practices customary to the industry, if such calculation is not practicable then (b) the net value of the most likely outcome, in either case as projected in good faith and with reasonable diligence by the party making such determination.

           Facility Fee  shall have the meaning assigned to such term in
Section 2.06(a).

           Federal Funds Effective Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           Fee Letter shall mean the Fee Letter dated May 18, 1995, among the Borrower, the Administrative Agent and Chemical Securities Inc.

           Fees shall mean the Facility Fees, the Administrative Fees, the L/C Participation Fees and the Issuing Bank Fees.

           Financial Officer of any corporation shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Controller of such corporation.

           Fixed CD Rate shall mean, with respect to any CD Borrowing, the average rate in the secondary market for certificates of deposit of approximately equal principal amount to the respective CD Borrowing and for a term equal to the respective Interest Period, appearing on the display designated as page CDNY on the Reuters System (or on such other display on the Reuters System as shall then display rates for the purchase at face value of certificates of deposit or equivalent instruments) at 10:00 a.m., New York City time, on such day; provided, that if no rates can be obtained from page CDNY or an equivalent display on the Reuters System, the Fixed CD Rate shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/1000 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Administrative Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the greater of the Administrative Agent's portion of such CD Borrowing and $1,000,000 and with a maturity comparable to such Interest Period.

           Fixed Rate Borrowing shall mean a Borrowing comprised of Fixed Rate Loans.

           Fixed Rate Loan shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

           GAAP shall mean generally accepted accounting principles in the United States.

           Governmental Authority shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

           Guarantee of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the primary obligor ) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness,
(b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

           Indebtedness of a person shall mean each of the following (without duplication) that, individually, is in excess of $1,000,000 in outstanding amount (in Dollars or the equivalent at market exchange rates) on the date such obligation is incurred: (a) obligations of that person to any other person for payment of borrowed money, (b) Capital Lease Obligations, (c) notes and drafts drawn or accepted by that person payable to any other person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) Guarantees of Indebtedness of third parties and (f) a recourse or non-recourse payment obligation of any other person that is secured by a Lien on any property of the first person, whether or not assumed by the first person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

           Index Debt shall mean the senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money of the Borrower.

           Interest Payment Date shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration or a CD Borrowing or Fixed Rate Borrowing with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing of such Borrowing with a Borrowing of a different Type.

           Interest Period shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if Interest Periods of such duration shall be available from each Lender, 9 or 12 months), thereafter, as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 days' (or, if Interest Periods of such duration shall be available from each Lender, 360 days) duration, as the Borrower may elect, commencing on the date of such Borrowing, (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and
(iii) the date such Borrowing is prepaid in accordance with Section 2.11,
(d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing and
(e) as to any Swingline Loan, the period commencing on the date of such Swingline Loan and ending on the earlier of (i) the day that is 14 days thereafter, (ii) the Maturity Date and (iii) the date such Swingline Loan is prepaid in accordance with Section 2.20(c); provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, and no Interest Period shall extend beyond the Maturity Date.

           Issuing Bank Fees shall have the meaning assigned to such term in Section 2.06(c).

           L/C Commitment shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.21.

           L/C Disbursement shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

           L/C Exposure shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

           L/C Participation Fee shall have the meaning assigned to such term in Section 2.06(c).

           Lenders  shall mean (a) the financial institutions listed on
Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term Lenders shall include the Swingline Lenders.


           Letter of Credit shall mean any letter of credit issued pursuant to Section 2.21.

           LIBO Rate shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) equal to
(a) the composite London interbank offered rate for dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period appearing on the display designated as page LIBO on the Reuters System, or such other display as the Reuters System shall from time to time use to present such London interbank offered rates, or if such rates shall for any reason not be available on the Reuters System, then (b) the arithmetic average of the rates at which Dollar deposits approximately equal in principal amount to
(i) in the case of a Revolving Credit Borrowing, to the greater of the Administrative Agent's portion of such Eurodollar Borrowing and $1,000,000 and (ii) in the case of a Competitive Borrowing, to the greater of a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing and $1,000,000, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           Lien shall mean any mortgage, pledge, security interest or similar lien.

           Loan Documents  shall mean this Agreement and the Fee Letter.

           Loans shall mean the Revolving Loans, the Swingline Loans and the Competitive Loans.

           Major Capital Project shall mean each of the Robinson Project, the Smelter Expansion and the Lower Kalamazoo Project.

           Margin shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

           Margin Stock shall have the meaning assigned to such term in Regulation U.

           Material Division shall mean San Manuel Mining Division, Pinto Valley Mining Division or any other division of the Borrower or a Subsidiary which represents more than 30% of the consolidated assets of the Borrower.

           Material Subsidiary shall mean any of Magma Metals Company, Magma Nevada Mining Company, the Robinson Mining Limited Partnership, Magma Tintaya S.A. or any other Subsidiary which represents more than 30% of the consolidated assets of the Borrower.

           Maturity Date shall mean the day preceding the fourth anniversary of the date hereof, as such date may be extended with respect to a Continuing Lender pursuant to Section 2.10.

           Money Market Rate shall mean, for any day or any applicable Interest Period, a rate per annum quoted by the applicable Swingline Lender to the Borrower as the rate based upon quotes for short term financial instruments, such as bank certificates of deposit, eurocommercial paper and bank loans, at which such Swingline Lender is willing to make a Swingline Loan.

           Moody's  shall mean Moody's Investors Service, Inc.

           Multiemployer Plan shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

           PBGC shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

           Permitted Lien  shall mean a Lien permitted under Section 6.01.

           person shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

           Plan shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an employer as defined in Section 3(5) of ERISA.

           Prime Rate shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

           Pro Rata Percentage of any Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

           Register  shall have the meaning given such term in
Section 9.04(d).

           Regulation D shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           Regulation G shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           Regulation U shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           Regulation X shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

           Reportable Event  shall mean any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414.

           Requested Maturity Date shall have the meaning assigned to such term in Section 2.10(d).

           Required Lenders shall mean, at any time, Lenders having Revolving Credit Commitments representing at least 66-2/3% of the sum of all Revolving Credit Commitments at such time or, for purposes of acceleration pursuant to clause (B) of the last paragraph of Article VII, Lenders having Loans (excluding Swingline Loans), L/C Exposures, Swingline Exposures and unused Revolving Credit Commitments representing at least 66-2/3% of the sum of all Loans (other than Swingline Loans) outstanding, L/C Exposures, Swingline Exposures and unused Revolving Credit Commitments.

           Revolving Credit Borrowing shall mean a Borrowing comprised of Revolving Loans.

           Revolving Credit Commitment shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 or pursuant to Section 2.19 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

           Revolving Credit Exposure shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

           Revolving Loans shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan, a CD Revolving Loan or an ABR Revolving Loan.

           Sale and Lease-Back Transaction shall have the meaning assigned to such term in Section 6.02.

           S&P shall mean Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc.

           SEC  shall mean the Securities and Exchange Commission.

           Statutory Reserves shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject with respect to the Adjusted CD Rate or the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of Alternate Base Rate ). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           subsidiary of a person shall mean any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person, by one or more of the other subsidiaries of that person, or by any combination thereof.

           Subsidiary  shall mean any subsidiary of the Borrower.

           Subsidiary Acquisition Liens shall have the meaning assigned to such term in Section 6.01(iv).

           Swingline Commitment shall mean the commitment of any Swingline Lender to make loans pursuant to Section 2.20, as the same may be reduced from time to time pursuant to Section 2.10.

           Swingline Exposure shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

           Swingline Loan shall mean any loan made by a Swingline Lender pursuant to Section 2.20.

           Terminating Lender shall have the meaning assigned to such term in Section 2.10(d).

           Three-Month Secondary CD Rate shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

           Total Revolving Credit Commitment shall mean at any time the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

           Type , when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term Rate shall include the LIBO Rate, the Adjusted CD Rate and the Alternate Base Rate.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.04.


                                   ARTICLE II

                                  THE CREDITS

          SECTION 2.01. Commitments. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment minus the amount by which outstanding Competitive Borrowings shall be deemed to have utilized such Revolving Credit Commitment in accordance with Section 2.15.

          Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans and Competitive Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. Except for Loans deemed made pursuant to Section 2.02(g), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) (x) with respect to any Competitive Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 and (y) with respect to any other Borrowing, an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.09 and 2.13, each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each other Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans, CD Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than twenty separate Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c)  Each Lender shall make each Loan (other than a Swingline
Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:30 p.m., New York City time, or in the case of an ABR Loan, not later than 2:30 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m, New York City time, or in the case of an ABR Loan, by 4:00 p.m. New York City time, credit the amounts so received to an account with the Administrative Agent or another Lender designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request, which account must be in the name of the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

          (d) Unless the Administrative Agent shall have received notice from a Lender at least two hours prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, or the Administrative Agent shall have failed to notify a Lender of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (f) The Borrower may refinance all or any part of a Borrowing with another Borrowing, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Borrowing, and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above; provided, however that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.17 and shall be payable by the Borrower.

          (g) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.21(e) by the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon) New York City time, on any day, not later than 12:00 (noon), New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.21(e) prior to the time that any Lender makes any payment pursuant to this paragraph (g); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Revolving Loans pursuant to Section 2.07 and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate (it being understood that the interest allocated by the Administrative Agent from the Borrower and such Lender will in no event exceed in the aggregate the interest referred to in the preceeding clause (i)).

          SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request (i) in the case of a Eurodollar Competitive Borrowing, not later than 12:00
(noon), New York City time, four Business Days before the proposed date of such Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 12:00 (noon), New York City time, one Business Day before the proposed date of such Borrowing. A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request. No CD Loan or ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit D-1 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Borrower of such rejection as promptly as practicable. Each Competitive Bid Request shall refer to this Agreement and specify (i) whether the Borrowing being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and the location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the aggregate principal amount of such Borrowing, which shall be a minimum of $10,000,000 and an integral multiple of $1,000,000; and (v) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected, the Administrative Agent shall by telecopy in the form set forth in Exhibit D-2 invite the Lenders to bid to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Lender may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy in the form of Exhibit D-3, (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit D-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing re-quested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans and (z) the Interest Period applicable to such Loan or Loans and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid shall have been made and the identity of the Lender that shall have made each bid.

          (d) The Borrower may, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, (x) in the case of a Eurodollar Competitive Borrowing, not later than 11:30 a.m. New York City time, three Business Days before the date of the proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m. New York City time, on the proposed date of the Competitive Bor-rowing; provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,
(ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids would cause the total amount to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids so accepted, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph
(d) shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, upon the terms and subject to the conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph
(b) above.

          SECTION 2.04. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, a Competitive Borrowing or a deemed Borrowing pursuant to Section 2.02(g), as to which this Section 2.04 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, (b) in the case of a CD Borrowing, not later than 10:30 a.m., New York City time, two Business Days before a proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the Business Day of a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:
(i) whether the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration in the case of a CD Borrowing. The Borrower shall not request any Eurodollar Borrowing or CD Borrowing if the Interest Period applicable thereto would end after the Maturity Date; provided that if the Maturity Date shall have been extended pursuant to Section 2.10(d), the Interest Period applicable to a Eurodollar Borrowing or CD Borrowing may end after the Maturity Date in effect for any Terminating Lenders. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the Lenders of any notice given pursuant to this Section 2.04 (and the contents thereof), of each Lender's portion of the requested Borrowing.

          SECTION 2.05. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Loan, Competitive Loan or Swingline Loan on the last day of the Interest Period applicable to such Loan or, if earlier, on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more notes payable to the payee named therein or its registered assigns.

          SECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitment of such Lender shall expire or be terminated as provided herein, a facility fee (a Facility Fee ) equal to the Applicable Percentage per annum in effect from time to time on the average daily amount of the Revolving Credit Commitment of such Lender (whether used or unused) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein.

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the Administrative Fees ).

          (c) The Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an
 L/C Participation Fee ) calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to
Section 2.07 and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the Issuing Bank Fees ). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.07. Interest on Loans. (a) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

          (b) Subject to the provisions of Section 2.08, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

          (c) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Revolving Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time, and (ii) in the case of each Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

          (d) Subject to the provisions of Section 2.08, each Swingline Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Money Market Rate.

          (e) Subject to the provisions of Section 2.08, each Fixed Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

          (f) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted CD Rate or LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.08. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.07 plus 2% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2%.

          SECTION 2.09. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Revolving Credit Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing and (ii) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Administrative Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including, without limitation, the inability of the Administrative Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Administrative Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its CD Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a CD Borrowing pursuant to Section 2.04 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.10.  Termination, Reduction and Extension of
Commitments. (a) The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure and the aggregate outstanding amount of the Competitive Loans at the time.

          (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

          (d) (i) The Borrower may request, in a notice given as herein provided to the Administrative Agent and each of the Lenders during the 30 day period commencing on the date that is the first day of the calendar month that is 18 months prior to the Maturity Date then in effect (the
 Existing Maturity Date ), that the Maturity Date be extended, which notice shall specify the new Maturity Date (which shall be 18 months after the Existing Maturity Date) to be in effect following such extension (the
 Requested Maturity Date ). Each Lender, acting in its sole discretion, shall, not later than a date 20 days after its receipt of any such notice from the Borrower, notify the Borrower and the Administrative Agent in writing of its election to extend or not to extend the Maturity Date with respect to its Commitment. Any Lender which shall not timely notify the Borrower and the Administrative Agent of its election to extend the Maturity Date shall be deemed to have elected not to extend the Maturity Date with respect to its Commitment (any Lender who timely notifies the Borrower and the Administrative Agent of an election not to extend its Commitment and any Lender so deemed to have elected not to extend its Commitment being referred to as a Terminating Lender ). The election of any Lender to agree to a requested extension shall not obligate any other Lender to agree.

          (ii) If and only if Lenders holding Commitments that aggregate at least 66-2/3% of the aggregate amount of the Commitments on the date of the notice delivered by the Borrower pursuant to subparagraph (i) above (including Commitments of all Terminating Lenders on such date) shall have agreed during the 20 day period referred to in such subparagraph (i) to extend the Existing Maturity Date, then (A) the Commitments of the Lenders other than Terminating Lenders (the Continuing Lenders ) shall, subject to the other provisions of this Agreement, be extended to the Requested Maturity Date specified in the notice from the Borrower, and as to such Lenders the term Maturity Date , as used herein shall on and after the date as of which the requested extension is effective mean such Requested Maturity Date, provided that if such date is not a Business Day, then such Requested Maturity Date shall be the next preceding Business Day and (B) the Commitments of the Terminating Lenders shall continue until the Existing Maturity Date, and shall then terminate, and as to the Terminating Lenders, the term Maturity Date , as used herein, shall continue to mean such Existing Maturity Date.

          (e) In the event that the Maturity Date shall have been extended for the Continuing Lenders in accordance with paragraph (d) above and, in connection with such extension, there are Terminating Lenders, the Borrower may, at its own expense, require any Terminating Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.04) all or part of its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Commitment will expire on the Maturity Date in effect for Continuing Lenders pursuant to such paragraph
(d); provided, however, that (i) the Borrower shall have received a written consent of the Administrative Agent in the case of an assignee that is not a Lender, which consent shall not unreasonably be withheld, and (ii) the assigning Lender shall have received from the Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder. Any such assignee's initial Maturity Date shall be the Maturity Date in effect at the time of such assignment for the Continuing Lenders. The Borrower shall not have any right to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this paragraph (e) unless it has notified such Lender of its intention to require the assignment thereof at least ten days prior to the proposed assignment date.

          SECTION 2.11. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least one Business Day prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower may have the right to prepay any Competitive Borrowing if and as agreed by the Borrower and the Lender at the time of such Competitive Borrowing.

          (b) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, or any termination of the Revolving Credit Commitments of some but not all of the Lenders, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the sum of the Aggregate Revolving Credit Exposure and the aggregate principal amount of the outstanding Competitive Borrowings would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination of the Revolving Credit Commitments of some but not all of the Lenders, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments of Revolving Loans and Swingline Loans under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.12.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan, CD Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or the Issuing Bank, including, without limitation, any reserve requirement that may be applicable to eurocurrency liabilities under and as defined in Regulation D (except any such reserve requirement which is reflected in the Adjusted CD Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans, CD Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan, CD Loan or Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank in good faith to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that no Lender or Swingline Lender or the Issuing Bank shall be entitled to compensation under this Section 2.12 for any costs incurred or reduction suffered with respect to any date unless such Lender or Swingline Lender or the Issuing Bank shall have notified the Borrower that it will demand compensation for such costs or reduction under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which such Lender or Swingline Lender or the Issuing Bank becomes aware or should have become aware in the exercise of prudent banking practices of the event giving rise to such costs or reduction. Notwithstanding any other provision of this Section 2.12, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of credit agreements, if any, with similarly situated borrowers. The protection of this Section shall be available to each Lender and Swingline Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent setting forth in reasonable detail the relevant circumstances and the effect thereof:

          (i) such Lender may declare that Eurodollar Loans will not there-after (for the duration of such unlawfulness) be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurodollar Competitive Loan and any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          (c) Each Lender shall use its best efforts to give prompt notification to the Administrative Agent and the Borrower of any event or prospective event which will give rise to the operation of paragraph (a) of this Section.

          SECTION 2.14. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (which shall not include lost profit) that such Lender may sustain or incur as a consequence of (a) any action taken by the Borrower which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Fixed Rate Loan, CD Loan or Eurodollar Loan prior to the end of the Interest Period in effect therefor or (ii) any Fixed Rate Loan, CD Loan or Eurodollar Loan to be made by such Lender not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a Breakage Event ) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Fixed Rate Loan, CD Loan or Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certifi-cate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error.

          SECTION 2.15. Pro Rata Treatment. Except as provided in the succeeding sentence with respect to Competitive Borrowings and Swingline Loans, as required under Section 2.13 and as required in order that the Loans of any Terminating Lenders may be paid in full on the Maturity Date applicable to such Lenders, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing with a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Competitive Borrowing and each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders that shall not have made Loans as part of such Competitive Borrowing and shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

          SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans and L/C Disbursement of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans and L/C Disbursement and participations in Revolving Loans and L/C Disbursement held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans and L/C Disbursement then outstanding as the principal amount of its Revolving Loans and L/C Disbursement prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.17. Payments. (a) The Borrower shall make each payment (including, without limitation, principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the appropriate Swingline Lender except as otherwise provided in Section 2.20(d)) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

          (b) Whenever any payment (including, without limitation, principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.18. Taxes. (a) All payments by the Borrower under this Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, withholdings or other charges of whatsoever nature and all liabilities with respect thereto, other than any taxes on or measured by the gross or net income of a Lender pursuant to (i) the income and/or franchise tax laws of the jurisdictions in which such Lender is incorporated or organized or in which the principal office of such Lender or the branch that is a party to this Agreement of that Lender is located, and (ii) the income and/or franchise tax laws of the jurisdictions in which the Lending Office or the Eurodollar Lending Office of that Lender are then located (all such nonexcluded taxes, levies, imposts, duties, withholdings and liabilities being hereinafter referred to as Taxes ), shall not be less than the amounts otherwise specified to be paid by the Borrower to or for the account of the Administrative Agent, Issuing Bank or Lender (or any transferee or assignee (each, a Transferee )) under this Agreement. Upon request of the Borrower in writing, each Lender shall designate a different Lending Office or Eurodollar Lending Office, as the case may be, if such designation will avoid the imposition of Taxes and if such designation will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. With respect to each deduction or withholding for or on account of any Taxes of the Administrative Agent, Issuing Bank or any Lender (or Transferee), Borrower shall promptly (and in any event not later than 45 days thereafter) furnish to such Administrative Agent, Issuing Bank, Lender (or Transferee) a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as
 Stamp Taxes ). Each Lender that is organized outside the United States represents and warrants that as of the Closing Date, it is not aware of any Stamp Tax imposed by the jurisdiction in which it is incorporated that applies to this Agreement or any payment made to such Lender hereunder.

          (c) The Borrower will indemnify each Lender (or Transferee), the Issuing Bank and the Administrative Agent for the full amount of Taxes and Stamp Taxes (including without limitation any Taxes or Stamp Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Lender (or Transferee), the Issuing Bank or the Administrative Agent, as the case may be, and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Stamp Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, as the result of any Tax with respect to which the Borrower is required to make a payment pursuant to Section 2.18 shall realize a tax credit or refund in its country or other jurisdiction of incorporation or organization or in the jurisdiction in which its principal office or Lending Office or Eurodollar Lending Office is then located, which tax credit or refund would not have been realized but for the Borrower's payment of such Tax, such Lender shall pay to the Borrower an amount equal to such tax credit or refund (to the extent of amounts that have been paid by the Borrower under Section 2.18 with respect to such credit or refund) net of all out-of-pocket expenses of such Lender; provided that the Borrower, upon the request of the Lender, agrees to return such credit or refund (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such credit or refund to the relevant taxing authority. Any amount required to be calculated pursuant to this Section 2.18(c) shall be calculated in good faith by the Lender (or Transferee), the Issuing Bank or the Administrative Agent, and such calculation shall be conclusive and binding upon the parties hereto.

          (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (e) Each Lender (or Transferee) that is organized outside the United States (i) on or before the date it becomes a party to this Agreement and (ii) with respect to each Lending Office or Eurodollar Lending Office located outside the United States of such Lender (or Transferee), on or before the date such office or branch becomes a Lending Office or Eurodollar Lending Office, shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224, properly completed and duly executed by such Lender (or Transferee) establishing that payments received hereunder are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or
(ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Lender (or Transferee) shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States Federal withholding tax, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

          (f) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee), the Issuing Bank or the Administrative Agent in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee), the Issuing Bank or the Administrative Agent to deliver the certificates, documents or other evidence specified in the preceding paragraph (e) unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender (or Transferee), the Issuing Bank or the Administrative Agent becomes a party to this Agreement (or, if applicable, on or after the date a Lending Office or Eurodollar Lending Office of such Lender (or Transferee), Issuing Bank or Administrative Agent became a Lending Office or Eurodollar Lending Office hereunder).

          (g) Nothing contained in this Section 2.18 shall require any Lender (or Transferee), the Issuing Bank or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes) which it deems to be confidential.

          SECTION 2.19. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to
Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to
Section 2.18, the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank (i) in the case of Sections 2.12 or 2.18 only, to terminate the Commitment of such Lender or (ii) in all cases described in this paragraph, to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction,
(y) the Borrower shall have received the prior written consent of the Administrative Agent and each Swingline Lender, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements and Swingline Loans of such Lender or the Issuing Bank plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.12 and Section 2.14).

          (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.12, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.13 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.18, then such Lender or the Issuing Bank shall as promptly as practicable use best efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future.

          (c) Each Lender represents and warrants to the Borrower that as of the date hereof it is not aware of any claims available to it under
Section 2.12 or 2.13 or any circumstances which it has determined will enable it to make any such claims.

          SECTION 2.20. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions herein set forth, each of the Swingline Lenders agrees to make loans to the Borrower at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitments of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $25,000,000 in the aggregate or
(ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment minus the aggregate amount of the outstanding Competitive Borrowings. Each Swingline Loan shall be in a principal amount that is an integral multiple of $500,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          (b) Swingline Loans. The Borrower shall notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, or in the event Bank of America Illinois is the specified Swingline Lender, not later than 1:30 p.m., Pacific time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the Swingline Lender. The Administrative Agent will promptly advise the appropriate Swingline Lender of any notice received from the Borrower pursuant to this paragraph
(b). The appropriate Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with such Swingline Lender by 3:00 p.m., New York City time, or in the event Bank of America Illinois is the specified Swingline Lender, by 3:00 p.m., Pacific time, on the date such Swingline Loan is so requested.

          (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the appropriate Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time, or in the event Bank of America Illinois is the specified Swingline Lender, by 3:00 p.m., Pacific time, on the date of prepayment at the appropriate Swingline Lender's address for notices specified on
Schedule 2.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

          (d) Participations. A Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the appropriate Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the appropriate Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to a Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

          SECTION 2.21. Letters of Credit. (a) General. The Borrower may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Revolving Credit Commitments remain in effect. Each Letter of Credit shall be in a minimum principal amount of $1,000,000 and shall permit drawings upon the presentation of one or more sight drafts and such other documents as shall be specified by the Borrower in the applicable notice delivered pursuant to paragraph (b) below. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (not later than 10:00 a.m., New York City time, five Business Days (or such shorter period as shall be acceptable to the Issuing Bank and the Administrative Agent) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit shall permit a single drawing or multiple drawings, the form of the sight draft and any other documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof) and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Credit Exposure and the aggregate principal amount of the outstanding Competitive Borrowings after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans, Swingline Loans or Competitive Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $50,000,000 and (B) the sum of the Aggregate Revolving Credit Exposure and the aggregate principal amount of the outstanding Competitive Borrowings shall not exceed the Total Revolving Credit Commitment.

          (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

          (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(g). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that nothing herein shall constitute a waiver of any rights a Lender may have by reason of the gross negligence or wilful misconduct of the Issuing Bank.

          (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Issuing Bank shall promptly notify the Borrower thereof, and the Borrower shall pay to the Administrative Agent the amount of such L/C Disbursement before 12:00
(noon), New York City time, on the Business Day immediately following the date of payment of such L/C Disbursement.

          (f)  Obligations Absolute.   If the Issuing Bank shall pay any
draft presented under a Letter of Credit, the Borrower shall pay to the Issuing Bank or to the Administrative Agent for the account of the Issuing Bank or, if the Administrative Agent shall have received the payments provided in paragraph (a) above with respect to such drawing, for the accounts of the Lenders, an amount equal to the amount of such draft before 12:00 (noon), New York City time, on the Business Day immediately following the date of payment of such draft, together with interest on such amount at a rate per annum equal to the interest rate in effect for ABR Borrowings from (and including) the date of payment of such draft to (but excluding) the date of such payment by the Borrower. The obligation of the Borrower to pay the amounts referred to above in this paragraph (f) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, the Co-Agents, any Issuing Bank or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Issuing
     Bank) or any other person in connection with this Agreement or any other transaction;

          (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct;

          (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct; or

          (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Issuing Bank.

          It is understood that in making any payment under a Letter of Credit (x) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not be deemed wilful misconduct or gross negligence of the Issuing Bank.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

          (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in Section 2.02(g), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

          (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding sentence, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender which shall agree to serve as successor Issuing Bank, such successor shall, except to the extent provided in the last sentence of this paragraph, succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.06(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and (ii) references herein to the term Issuing Bank shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower hereby represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders as follows:

          SECTION 3.01. Organization; Corporate Powers, etc. (a) The Borrower and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) the Borrower and each of the Subsidiaries has the corporate power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required except where the failure to so qualify would not result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole; and (c) the Borrower has the corporate power to execute, deliver and perform this Agreement and the other Loan Document and to borrow hereunder.

          SECTION 3.02. Authorization, etc. The execution, delivery and performance by the Borrower of this Agreement, and the borrowings hereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate (i) any provision of law, any order of any court, or any rule, regulation or order of any other agency of government,
(ii) the certificate of incorporation or by-laws of the Borrower or
(iii) any provision of any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are or may be bound; (c) will not be in conflict with, result in a breach of or constitute (alone, with notice, with lapse of time, or with any combination of these factors) a default under any indenture, agreement or other instrument referred to in (b)(iii) above; and (d) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower that is not a Permitted Lien. Except for filings which may be required under the 1934 Act, no registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the borrowing hereunder.

          SECTION 3.03. Enforceability. This Agreement constitutes, and each other Loan Document when duly executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

          SECTION 3.04. Financial Condition and Information. The Borrower has heretofore furnished to each of the Lenders copies of (i) the consolidated balance sheet of the Borrower and the Subsidiaries as of December 31, 1994, and the related consolidated statements of income, shareholder's equity and cash flows of the Borrower and the Subsidiaries for the year ended December 31, 1994, including, without limitation, the related notes, audited by and including the opinion of Arthur Andersen & Co., independent public accountants for the Borrower and (ii) the Annual Report on Form 10-K for the fiscal year ended December 31, 1994 of the Borrower. Such financial statements fairly state the consolidated financial condition of the Borrower and the Subsidiaries as of the respective dates thereof and the consolidated results of the operations and changes in financial position of the Borrower and the Subsidiaries for the periods covered thereby. All such financial statements, including related schedules and notes thereto, have been prepared in accordance with GAAP.

          SECTION 3.05. No Material Adverse Change. Since the date of the most recent annual or quarterly financial statements filed by the Borrower with the SEC, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole (except as disclosed in the financial statements referred to in Section 3.04).

          SECTION 3.06. Litigation. Except as set forth in the Borrower's SEC filing on Form 10-K for the year ended December 31, 1994, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any property or rights of the Borrower or any of the Subsidiaries which would be reasonably likely in the aggregate to
(i) materially impair the ability of the Borrower to perform its obligations under this Agreement or materially impair the ability of the Borrower and the Subsidiaries taken as a whole to carry on business substantially as now being conducted or (ii) result in any material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole.

          SECTION 3.07. Federal Reserve Regulations. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of the Regulations of the Board, including Regulation G, U or X. The assets of the Borrower and the Subsidiaries subject to restrictions referred to in Sections 6.01 and 6.04 will not consist of Margin Stock to an extent that would result in the Commitments of the Lenders being indirectly secured by Margin Stock within the meaning of the provisions of the Regulations of the Board.

          SECTION 3.08. Investment Company Act. The Borrower is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.09. Public Utility Holding Company Act. The Borrower is not a holding company , or a subsidiary company of a holding company , or an affiliate of a holding company or of a subsidiary company of a holding company , within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.10. Tax Returns. As of the filing date of the Borrower's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower has duly filed or caused to be filed all Federal, state and local tax returns which are required to have been filed and has paid or caused to be paid all material taxes reflected thereon required to be paid by it, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside on its books such reserves as are required by GAAP.

          SECTION 3.11.  ERISA.   As of the filing date of the Borrower's
Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower had no material undisclosed ERISA Liabilities under any Plans.

          SECTION 3.12. Title to Properties; Possession. Except for its unpatented federal mining claims, with respect to which the Borrower has exclusive mining rights (but not title) under applicable law, the Borrower and each Subsidiary has good and indefeasible title to, or valid leasehold interests in, all its material properties and assets, subject only to encumbrances, adverse claims and defects in title which do not involve any risk of loss that is material to the Borrower and the Subsidiaries taken as a whole. All such assets and properties are free and clear of all Liens other than those permitted by Section 6.01. The Borrower has all licenses and rights necessary to enable it to use all material technology used by it in its operations.

          SECTION 3.13. Use of Proceeds. The Borrower will use all the proceeds of any borrowing hereunder for general corporate purposes.

          SECTION 3.14. Environmental and Safety Matters. As of the filing date of the Borrower's Form 10-K, Form 10-Q or Form 8-K most recently filed with the SEC, the Borrower and the Subsidiaries had no material undisclosed environmental liabilities known to it.

          SECTION 3.15. Subsidiaries. Schedule 3.15(a) and 3.15(b) set forth as of the date hereof a list of all Material Subsidiaries and Material Divisions, respectively, and the percentage ownership interest of the Borrower therein.


                                   ARTICLE IV

                          CONDITIONS TO CREDIT EVENTS

          The obligations of the Lenders to make Loans, and the obligation of the Issuing Bank to issue Letters of Credit are subject to the satisfaction of the following conditions:

          SECTION 4.01. Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan and each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.02(f), and on the date of each issuance of a Letter of Credit (each such event being called a Credit Event ):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.04, as applicable, or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.21(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lenders and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.20(b).

          (b) The representations and warranties set forth in Article III hereof shall have been true and correct in all material respects on the date hereof and the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13 and 3.14
     shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the satisfaction of the conditions specified in paragraphs (b) and (c) of this
Section 4.01.

          SECTION 4.02.  Closing Date.  On the Closing Date:

          (a) The Administrative Agent shall have received a favorable written opinion of Andrew A. Brodkey, Esq., Vice President, Secretary and General Counsel of the Borrower, and Sullivan & Cromwell, counsel for the Borrower, each dated the Closing Date and addressed to the Administrative Agent and the Lenders, to the effect set forth in Exhibits E-1 and E-2, respectively, and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent.

          (b) All legal matters incident to this Agreement and the Credit Events hereunder shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent. In addition, the Administrative Agent shall have received a favorable written opinion from such counsel, dated the Closing Date and addressed to the Administrative Agent and the Lenders, to the effect set forth in Exhibit F hereto.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying
     (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the Credit Events hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed on behalf of the Borrower by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
     Section 4.01.

          (e) The Administrative Agent shall have received all Fees and other amounts due and payable hereunder or under the other Loan Documents on or prior to the Closing Date.

          (f) The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreement shall have been terminated and all loans and other amounts outstanding thereunder paid in full on or prior to the date hereof.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of or interest on each Loan, all Fees and all other expenses or amounts payable hereunder shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts shown thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

          SECTION 5.01. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence (except as expressly permitted by Section 6.04), material rights, licenses, permits and franchises material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations, and orders (except that force majeure events will excuse noncompliance so long as noncompliance would not materially impair the creditworthiness of the Borrower) whether now in effect or hereafter enacted where the failure to so comply would be reasonably likely to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole; and, at all times maintain and preserve all material property required for the conduct of its business as presently or hereafter conducted.

          SECTION 5.02. Insurance. Maintain adequate insurance by financially sound and reputable insurers of all properties of a character usually insured by companies engaged in the same or a similar business operating on a similar economic scale in the same vicinity against loss or damage resulting from fire or other risks insured against by extended coverage and of the kind customarily insured against by such companies, and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties occupied or controlled by it in such amounts as shall be customary among companies engaged in the same or similar businesses and similarly situated and maintain such other insurance as may be required by law; provided, however, that nothing in this Section 5.02 shall preclude the Borrower or any of the Subsidiaries from being self-insured to the extent customary with companies in the same or similar business.

          SECTION 5.03. Taxes. Pay and discharge promptly any taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its material property (real or personal), before the same shall become delinquent; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as appropriate, shall set aside on its books such reserves as are required by GAAP with respect thereto.

          SECTION 5.04. Financial Statements; Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year (i) a consolidated balance sheet of the Borrower and the Subsidiaries and the related consolidated statement of income showing the financial condition of the Borrower and the Subsidiaries as of the close of such fiscal year and the results of operations during such year, (ii) a consolidated statement of shareholder's equity of the Borrower and the Subsidiaries as of the close of such fiscal year, and (iii) a consolidated statement of cash flows of the Borrower and the Subsidiaries for such fiscal year, all the foregoing financial statements to be prepared in accordance with GAAP and reported on by Arthur Andersen & Co. or another accounting firm of nationally recognized standing and (iv) all calculations with respect to Expected Contingent Liabilities of the Borrower and its Material Subsidiaries, if any;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited
     (i) consolidated balance sheet, (ii) consolidated statement of income and (iii) consolidated statement of cash flows, each showing the financial condition of the Borrower and the Subsidiaries as of the end of such quarter and the results of operations for the then-elapsed portion of the fiscal year, certified by a Financial Officer of the Borrower as being correct and complete and as presenting fairly the financial position and results of operations of the Borrower and the Subsidiaries in accordance with GAAP, in each case subject to normal year-end adjustments and (iv) all calculations with respect to Expected Contingent Liabilities of the Borrower and its Material Subsidiaries, if any;

          (c) concurrently with each delivery of the statements referred to in (a) and (b) above, a certificate of the firm or person certifying such statements (which certificate, when furnished by the independent accountants referred to in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that to the best of its or his knowledge no Event of Default or Default has occurred, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and accompanied by a statement of a Financial Officer of the Borrower specifying any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth in reasonable detail the calculations required to demonstrate compliance with the covenants, conditions and agreements contained in Article VI hereof;

          (d) concurrently with each delivery of the statements described in paragraphs (a) and (b) above, a report in form and level of detail reasonably satisfactory to the Administrative Agent containing with respect to each Major Capital Project: (i) a statement of the status of the project in terms of major milestones reached or major operational requirements accomplished or obtained, (ii) a reasonable estimate of project capital expenditures to date, (iii) a discussion of any substantial revisions made to the budget, milestones or operational requirements for or objectives of the project since the last such report to Lenders and (iv) a current projection of further expenditures required to complete the project and achieve all material initial operational objectives;

          (e) promptly upon their becoming available, copies of all reports (other than preliminary proxy statements) filed by the Borrower or any of the Subsidiaries with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC) under the requirements of the 1934 Act, or any successor statute; and

          (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the Subsidiaries as the Administrative Agent may reasonably request provided that all such information shall be held in strict confidence in accordance with the restrictions set forth in
     Section 9.16.

          SECTION 5.05.  Litigation and Other Notices.  Give the
Administrative Agent prompt written or telecopy notice of the following:

          (a) any Event of Default or Default and the steps, if any, proposed to be taken by the Borrower with respect thereto; and

          (b) the filing or commencement of any action, suit or formal proceeding at law or in equity or by or before any court or hearing officer of any Governmental Authority, or any other event or condition, which has resulted in, or which is reasonably likely to result in, a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole and which has not been reported in the Borrower's most recent SEC filings on Form 10-K, 10-Q or 8-K.

          SECTION 5.06. Maintaining Records; Access to Premises and Records. Maintain all financial records in accordance with GAAP, and upon reasonable notice permit representatives of the Administrative Agent and each Lender to have access to such financial records and the premises of the Borrower and any Subsidiary at reasonable times and to make such excerpts from such records as such representatives may deem necessary provided that each person obtaining information shall hold all information obtained in strict confidence in accordance with the restrictions set forth in Section 9.16.

          SECTION 5.07. Use of Proceeds. Use all the proceeds of the Loans and the Letters of Credit for the purposes set forth in Section 3.13.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

          The Borrower covenants and agrees that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable hereunder have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to, except as otherwise expressly permitted herein:

          SECTION 6.01. Liens. Incur, create or assume any Liens on any of its property or assets, or the property or assets of a Material Subsidiary, now owned or hereafter acquired by it or by a Material Subsidiary or on any income or rights in respect of any thereof, to secure any Indebtedness unless the Borrower's obligations under the Loan Documents shall simultaneously be secured equally and ratably with, and on terms at least as favorable to the Lenders as those benefitting the holders of, the Indebtedness so secured; provided that the foregoing shall not apply to any such Liens:

          (i) existing on the date hereof and described in Schedule 6.01 or existing prior to such merger, consolidation or acquisition in the property or assets of any business association or sole proprietorship merged with, consolidated with or acquired by the Borrower or any of its Subsidiaries (excluding, however, such Liens as are incurred in contemplation of such transaction); provided that such Liens shall secure only those obligations that they secure on the date hereof or on the date of (and immediately prior to) such merger, consolidation or acquisition, respectively;

          (ii) in favor of the United States, any state or any political subdivision or agency thereof which arise from Indebtedness of a sort not described in any of clauses (a) through (e) of the definition of such term;

          (iii) that are deposits to secure the performance of bids, trade contracts (other than for Indebtedness), swap, future or option contracts (including contracts entered into for the purpose of interest rate or commodities hedging), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (iv) that are Liens on any property, asset, interest, income, right, plant, improvements thereto or equipment acquired (or, in the case of improvements, constructed) after the Closing Date, or prior to the Closing Date in the case of the assets comprising Magma Tintaya S.A. (and which for the purposes of Section 6.03(ii) shall include Liens on any property, asset, interest, income, right, plant, improvement or equipment of any Subsidiary, acquired after the Closing Date, or prior to the Closing Date in the case of assets comprising Magma Tintaya S.A., which was owned by the Subsidiary at the time of its acquisition or acquired thereafter, to secure Indebtedness related to the acquisition of the Subsidiary or the acquisition, development, construction or improvement of property, equipment or other asset thereof, whether incurred at the time of the acquisition of the Subsidiary or thereafter ( Subsidiary Acquisition Liens )); provided that (i) Indebtedness secured thereby does not exceed the cost of such property, asset, interest, income, right, plant, improvements or equipment (or for purposes of Subsidiary Acquisition Liens the cost of the acquisition of such Subsidiary and any of the property being financed), (ii) such Subsidiary Acquisition Liens may apply to any other property or assets of the acquired Subsidiary but may not apply to any other property or assets of the Borrower or any other Material Subsidiary and (iii) except as otherwise permitted by this Section 6.01(iv), such security interests do not apply to any other property or assets of the Borrower or any Material Subsidiary;

          (v) which secure Indebtedness in an amount incurred during the term of this Agreement not greater than $100,000,000 minus the aggregate purchase price of any Sale and Lease-Back Transactions entered into by the Borrower and the Subsidiaries during such term; and

          (vi) that are any extension, renewal, or replacement (or successive extensions, renewals, or replacements) in whole or in part, of any lien referred to in (i) through (v) hereof; provided, however, that (A) the lien shall be limited to all or part of the property subject to the lien extended, renewed, or replaced and (B) the principal amount of Indebtedness secured thereby shall not be increased by such extension, renewal or replacement.

          SECTION 6.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred Sale and Lease-Back Transaction ), provided that the Borrower or any Subsidiary may enter into any Sale and Lease-Back Transaction in the ordinary course of business if the aggregate purchase price of all property subject to Sale and Lease-Back Transactions during the term of this Agreement does not exceed $100,000,000 minus the amount of any Indebtedness referred to in clause (v) of Section 6.01 which shall be incurred by the Borrower and the Subsidiaries during the term of this Agreement.

          SECTION 6.03. Subsidiary Indebtedness. Permit any Subsidiary to incur, create or assume any Indebtedness other than (i) intercorporate debt and other intercorporate obligations exclusively among the Borrower and its Subsidiaries, (ii) Indebtedness secured by Liens in the property or assets of any person that, if existing in property or assets of the Borrower or any Subsidiary, would be Liens described in one or more subsections 6.01(i) through (vi), inclusive, to the extent not greater than the fair market value of the properties or assets subject to such Liens at the time such Liens were created, (iii) Indebtedness deemed to exist by reason of Sale and Lease-Back Transactions that, if involving properties or assets of the Borrower or any Subsidiary, would be permitted under Section 6.02, and
(iv) other Indebtedness (including such portions of Indebtedness permitted in part by the foregoing subsections (i), (ii) or (iii) of this
Section 6.03 as are in excess of the amount so permitted) in an aggregate amount not to exceed $100,000,000 at any time.

          SECTION 6.04. Mergers, Consolidations, Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets whether now owned or hereafter acquired or any capital stock of any Material Subsidiary (including any sale or transfer, by merger or otherwise, of one of the Material Subsidiaries or Material Divisions); provided that a Material Subsidiary or Material Division or any of the assets thereof may be transferred to a joint venture (whether organized in the form of a corporation, limited liability company, partnership or limited partnership) so long as the Borrower owns at least 50% of the equity, and participates at least substantially equally in the control, of such joint venture), except that (a) the Borrower and any Subsidiary may sell inventory in the ordinary course of business and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration, (iii) any other corporation may be merged with a Subsidiary of the Borrower, provided that the surviving corporation shall be a Subsidiary of the Borrower and no Event of Default or Default has occurred or would occur as a result of such merger or acquisition and (iv) any other corporation may be merged into the Borrower if the Borrower shall be the surviving corporation and no Event of Default or Default has occurred or would occur as a result of such merger or acquisition; provided that in any merger of the Borrower, pursuant to (iv) above, the surviving entity shall be at least as creditworthy as the Borrower immediately prior to such merger or acquisition, and shall fully assume all obligations of the Borrower pursuant to this Agreement.

          SECTION 6.05.  Business of Borrower and Subsidiaries.
Substantially change the nature of the business conducted by the Borrower and the Subsidiaries, taken as a whole.

          SECTION 6.06. ERISA Liabilities. Create or suffer to exist ERISA Liabilities in an aggregate amount for all Plans in excess of $50,000,000.

          SECTION 6.07. Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (x) $450,000,000 and (y) 50% of Consolidated Net Income (if positive) for each fiscal year beginning with the fiscal year ended December 31, 1994. If the Borrower shall not have delivered financial statements under Section 5.04 which confirm the existence of a Default under this Section, the Administrative Agent and the Lenders shall be entitled to take actions available to them upon such a Default only if circumstances exist or events have occurred which make the existence of such a Default reasonably certain.

          SECTION 6.08. Consolidated Debt to Capitalization. Permit the ratio of (a) Consolidated Debt to (b) Capitalization at any time to be greater than 0.60 to 1.

          SECTION 6.09. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit to finance acquisitions of capital stock or assets of other companies, unless the companies are primarily engaged or the assets are in the business conducted by the Borrower or a business reasonably related thereto and, in the case of acquisitions of the capital stock of public companies, such acquisitions are approved by the boards of directors of such companies before the Borrower or any Subsidiary commences any tender offer or proxy solicitation with respect thereto or otherwise seeks to obtain Control of such companies.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          In case of the happening of any of the following events (herein called Events of Default ):

          (a) default shall be made in the payment of any principal of any Loan or the reimbursement of any L/C Disbursement, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise and such default shall continue for a period of one Business Day after such default;

          (b) default shall be made in the payment of any interest on any Loan or any Fee, indemnification amount or any other amount due from the Borrower under the Loan Documents (other than an amount referred to in (a) above), when and as the same shall become due and payable, and such default shall continue for a period of five Business Days after the earlier of (i) the day on which a Designated Officer knows or should have known of such default in the exercise of prudent business practices customary to the industry and (ii) receipt by the Borrower of written or telecopy notice from the Administrative Agent of such default;

          (c) any representation or warranty made or deemed made by the Borrower in connection with the Loan Documents or in any report, certificate or other instrument furnished by the Borrower pursuant to the Loan Documents or with the borrowing hereunder shall prove to have been false or misleading in any material respect when made or deliv-ered or when deemed made in accordance with the terms hereof; provided that if any such breach of representation or warranty has been subsequently remedied (such that if made or given as of the date of remedy it is no longer false or misleading in any material respect) and such breach has caused no material adverse effect on the rights or interests of any Lender under this Agreement, such breach shall no longer constitute a Default or Event of Default hereunder.

          (d) default shall be made in the due observance or performance of any covenant or agreement to be observed or performed on the part of the Borrower contained in Section 5.01 or in Article VI, and with respect only to Section 5.01 (other than the covenant in such Section to preserve its corporate existence) and Sections 6.01 and 6.02, such default shall continue for a period of fifteen days after the earlier of (i) the day on which a Designated Officer knows or should have known of such default in the exercise of prudent business practices customary to the industry and (ii) receipt by the Borrower of written or telecopy notice from the Administrative Agent of such default;

          (e) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of the Borrower pursuant to the terms hereof and such default shall remain unremedied for more than thirty days after the earlier of (i) the day on which a Designated Officer of Borrower knows or should have known of such default in the exercise of prudent business practices customary to the industry or (ii) written notice of such default shall have been given to a Designated Officer by the Administrative Agent;

          (f) the Borrower or any of its Material Subsidiaries shall fail to make any payment on Indebtedness in excess of $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any failure by the Borrower or any of its Material Subsidiaries to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any Indebtedness in excess of $10,000,000 shall result in the acceleration of the maturity of a portion of such Indebtedness in excess of $10,000,000;

          (g) the Borrower or any of its Material Subsidiaries shall
     (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such corporation or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
     (vii) take corporate action for the purpose of effecting any of the foregoing;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Material Subsidiaries or of a substantial part of its or such Subsidiary's property under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law,
     (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any of its Material Subsidiaries or for a substantial part of the property of any of them, or (iii) the winding-up or liquidation of the Borrower or any of its Material Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) either of (A) the occurrence of any one or more Reportable Events or (B) a failure to make a required payment under the provisions of Section 412(n)(1) of the Code shall have occurred with respect to any Plan or Plans and the occurrence of either (A) or (B) above shall have resulted in any of (1) liability of the Borrower to the PBGC or to one or more Plans in an aggregate amount exceeding $50,000,000, (2) the termination of the respective Plan or Plans by the PBGC, (3) the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or
     (4) for the imposition of a Lien under Section 412 of the Code in favor of such Plan or Plans; or

          (j) there shall have occurred a Change in Control.

then, and in any such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by written or telecopy notice to the Borrower, take any or all of the following actions at the same or different times:
(A) terminate forthwith the Commitments of the Lenders and the obligations of the Issuing Bank to issue Letters of Credit hereunder (B) declare the Loans to be forthwith due and payable, whereupon the principal of such Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable together with interest thereon, if applicable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding and (C) require that the Borrower deposit cash with the Administrative Agent in an amount equal to the aggregate L/C Exposure as collateral (under its sole dominion and control) for the repayment of drawings under outstanding Letters of Credit; provided, however, that in the case of an Event of Default specified in paragraph (g) or (h) above involving the Borrower, without notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall automatically terminate and all such Loans together with all such interest, Fees and other amounts, shall become immediately due and payable and the Borrower shall be required to deposit cash collateral with the Administrative Agent as above provided, all without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

          In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent
on behalf of the Lenders.   Each of the Lenders hereby irrevocably
authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Default or Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

          Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          The Administrative Agent may not, without the consent of the Borrower, resign at any time. Upon receiving such consent, and subject to giving 30 days' prior written notice to the Lenders, the Administrative Agent may resign as Administrative Agent hereunder. Upon any such resignation, the Required Lenders, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall have the right to appoint from the Lenders a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Administrative Agent gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

          With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as an Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

          Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata percentage (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no person shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Co-Agents, solely in their capacities as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

          (a) if to the Borrower, to it at 7400 North Oracle Road, Suite 200, Tucson, Arizona 85704, Attention of Mr. Douglas J. Purdom (Telecopy No. (602) 575-5674);

          (b) if to the Administrative Agent, to it at 140 East 45th Street, New York, New York 10017, Attention of Ms. Janet Belden (Telecopy No. (212) 622-0854); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

          SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders and the Administrative Agent.

          SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender at its own expense may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of any Lender, the Borrower and the Administrative Agent and each Swingline Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) any increased costs by reason of any such assignment will not be borne by the Borrower. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have all the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid)).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, its L/C Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and L/C Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the Register ). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower, the Issuing Bank, the Swingline Lender and the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders (however no participating bank or entity shall be entitled to claim a greater amount than could have been claimed by the Lender from whom the participation was acquired) and
(iv) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any
amendment, modification or waiver of any provision of this Agreement.   No
entity acquiring a participation pursuant to this paragraph (f) shall by virtue of such participation have any direct voting rights under this Agreement.

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of such information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such information on terms no less restrictive than those applicable to Lenders pursuant to Section 9.16.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

          (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

          SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or reasonably incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, incurred as counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of counsel for the Lenders. The Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

          (b) The Borrower agrees to indemnify the Administrative Agent, each Lender and each of their respective directors, officers, employees and agents (each such person being called an Indemnitee ) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including, without limitation, reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
(i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or the issuance of the Letters of Credit pursuant to the request of the Borrower or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          SECTION 9.06.  Right of Setoff.   If an Event of Default shall
have occurred and be continuing and any Lender shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that such right of setoff shall not apply to amounts which may be held in (i) trust accounts or (ii) asset management accounts, including, without limitation, brokerage accounts, cash management accounts or other money management or investment accounts of a non-depository nature with any Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE UNIFORM CUSTOMS ) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan,
(ii) change or extend the Commitment or decrease the Facility Fees or L/C Participation Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Sections 2.12, 2.13, 2.15, 2.18, 9.05 or 9.06, the provisions of this Section or the definition of Required Lenders , without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the Charges ), shall exceed the maximum lawful rate (the
 Maximum Rate ) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15.  Jurisdiction; Consent to Service of Process.
(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Confidentiality. Each Lender agrees to keep confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) the Information (as defined below), except that any Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives (including outside counsel) as need to know such Information; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority (provided that such Lender shall, except for Information requested by any such bank regulatory authority, promptly notify Borrower (to the extent practicable and lawful, notice shall be given to the Borrower before such disclosure is made so as to permit Borrower to seek a protective order) of the circumstances and content of each such disclosure and shall request confidential treatment of any Information so disclosed); (iii) to the extent such Information (A) is or becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower or its Affiliates or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by the Borrower or its Affiliates; or (iv) to the extent the Borrower shall have consented to such disclosure in writing. As used in this Section 9.16, as to any Lender, Information shall mean any financial statements, materials, documents and other information that the Borrower or any of its Affiliates may have furnished or may hereafter furnish to the Administrative Agent or any Lender in connection with this Agreement or any other materials prepared by any such person from any of the foregoing.

          SECTION 9.17. Existing Credit Agreement. By executing and delivering this Agreement the Borrower and each Lender which is a party to the Existing Credit Agreement hereby agree that the commitments under such agreement shall terminate automatically upon the effectiveness of this Agreement and the obligations outstanding thereunder prepaid by notice and the transfer of funds to the Administrative Agent and without compliance with any further notice requirements set forth in the Existing Credit Agreement but subject to the other terms and conditions of the Existing Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                       MAGMA COPPER COMPANY,

                                          by
                                           /s/ Douglas J. Purdom
                                           Name:  Douglas J. Purdom
                                           Title: Vice President and
                                                  Chief Financial Officer

                                       CHEMICAL BANK, individually and as
                                       Administrative Agent, Swingline
                                       Lender and Issuing Bank,

                                         by
                                           /s/ Ronald Potter
                                           Name:  Ronald Potter
                                           Title:      Managing Director

                                       NATIONAL WESTMINSTER BANK PLC,
                                       individually and as Co-Agent,

                                         by
                                           /s/ Ian M. Plester
                                           Name:   Ian M. Plester
                                           Title:  Vice President

                                       NATIONAL WESTMINSTER BANK PLC
                                       (NASSAU BRANCH), individually and
                                       as Co-Agent,

                                         by
                                           /s/ Ian M. Plester
                                           Name:  Ian M. Plester
                                           Title: Vice President

                                       BANK OF AMERICA ILLINOIS,
                                       individually and as Co-Agent and
                                       Swingline Lender,

                                         by
                                           /s/ Thomas H. Pearson
                                           Name:  Thomas H. Pearson
                                           Title: Vice President


                                       BANK OF MONTREAL,

                                         by
                                           /s/ Michael P. Sassos
                                           Name:  Michael P. Sassos
                                           Title: Director, Mining and
                                                  Metals


                                       THE BANK OF NOVA SCOTIA,

                                         by
                                           /s/ Robin Barnato
                                           Name:   Robin Barnato
                                           Title:  Relationship Manager


                                       BANQUE NATIONALE DE PARIS,
                                       LOS ANGELES BRANCH,

                                         by
                                           /s/ Clive Bettles
                                           Name:  Clive Bettles
                                           Title: Vice President and
                                                  Deputy Manager

                                         by
                                           /s/ Margaret Mudd
                                           Name:  Margaret Mudd
                                           Title: Vice President


                                       BARCLAYS BANK PLC,

                                         by
                                           /s/ David E. Roberts
                                           Name:  David E. Roberts
                                           Title: Associate Director


                                       BHF-BANK,

                                         by
                                           /s/ Robert Novak
                                           Name:  Robert Novak
                                           Title:  Assistant Treasurer

                                         by
                                           /s/ David Fraenkel
                                           Name:  David Fraenkel
                                           Title: Vice President


                                       THE CHASE MANHATTAN BANK, N.A.,

                                         by
                                           /s/ Alexander S. Rapetski II
                                           Name:  Alexander S. Rapetski II
                                           Title: Vice President


                                       CAISSE NATIONALE DE CREDIT
                                       AGRICOLE,

                                         by
                                           /s/ Dean Balice
                                           Name:  Dean Balice
                                           Title: Senior Vice President
                                                  Branch Manager


                                       CREDIT LYONNAIS
                                       CAYMAN ISLAND BRANCH,

                                         by
                                           /s/ Thierry F. Vincent
                                           Name:  Thierry F. Vincent
                                           Title: Authorized Signatory


                                       CREDIT LYONNAIS
                                       LOS ANGELES BRANCH,

                                         by
                                           /s/ Thierry F. Vincent
                                           Name:  Thierry F. Vincent
                                           Title: Vice President


                                       THE DAI-ICHI KANGYO BANK, LTD.,

                                         by
                                           /s/ Tomohiro Nozaki
                                           Name:  Tomohiro Nozaki
                                           Title: Senior Vice President
                                                  and Joint General
                                                  Manager


                                       FIRST INTERSTATE BANK OF ARIZONA,
                                       N.A.,

                                         by
                                           /s/ Jenny L. Apker
                                           Name:  Jenny L. Apker
                                           Title: Vice President


                                       THE FUJI BANK, LIMITED,
                                       LOS ANGELES AGENCY,

                                         by
                                           /s/ Nobuhiro Umemura
                                           Name:  Nobuhiro Umemura
                                           Title: Joint General Manager


                                       THE LONG TERM CREDIT BANK OF JAPAN,
                                       LTD.,

                                         by
                                           /s/ T. Morgan Edwards II
                                           Name:  T. Morgan Edwards II
                                           Title: Vice President

                                         by
                                           /s/ Yukata Kamisawa
                                           Name:  Yukata Kamisawa
                                           Title: Deputy General Manager


                                       N.M. ROTHSCHILD & SONS LTD,

                                         by
                                           /s/ Michael Allan Price
                                           Name:  Michael Allan Price
                                           Title: Director

                                         by
                                           /s/ Andrea Wright
                                           Name:  Andrea Wright
                                           Title:  Manager


                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE,
                                       NEW YORK AND CAYMAN ISLANDS
                                       BRANCHES,

                                         by
                                           /s/ Salvatore Battinelli
                                           Name:  Salvatore Battinelli
                                           Title:  Vice President

                                         by
                                           /s/ Catherine Ruhland
                                           Name:  Catherine Ruhland
                                           Title:      Associate





















                                                                       EXHIBIT A

CHEMICAL

Chemical Bank
140 East 45 Street
New York, NY  10017-3162
212 622-0001
Fax 212/622-0002
Telex 353006 ABSC NYK

                              MAGMA COPPER COMPANY
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of Janet Belden at Chemical Bank as soon as possible.

FAX Number:    212-622-0122

LEGAL NAME TO APPEAR IN DOCUMENTATION:

---------------------------------------------------------------------------

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
                    -------------------------------------------------------
Street Address:
                    -------------------------------------------------------
City, State, Zip Code:
                         --------------------------------------------------

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:
                    -------------------------------------------------------
Street Address:
                    -------------------------------------------------------
City, State, Zip Code:
                         --------------------------------------------------

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:
Primary Contact:
                    -------------------------------------------------------
Street Address:
                    -------------------------------------------------------
City, State, Zip Code:
                         --------------------------------------------------
Phone Number
                    -------------------------------------------------------
FAX Number
                    -------------------------------------------------------
Backup Contact:
                    -------------------------------------------------------
Street Address:
                    -----------------------------------------------------
City, State, Zip Code:
                         -------------------------------------------------
Phone Number
                    -------------------------------------------------------
FAX Number
                    -------------------------------------------------------






TAX WITHHOLDING:
     Non Resident Alien            Y*        N
                              -----     -----
     *Form 4224 Enclosed

     Tax ID Number
                              ----------------

CONTACTS/NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
                    -------------------------------------------------------
Street Address:
                    -------------------------------------------------------
City, State, Zip Code:
                         --------------------------------------------------
Phone Number
                    -------------------------------------------------------
FAX Number
                    -------------------------------------------------------
BID LOAN NOTIFICATION:

Contact:
                    -------------------------------------------------------
Street Address:
                    -------------------------------------------------------
City, State, Zip Code:
                         --------------------------------------------------
Phone Number
                    -------------------------------------------------------
FAX Number
                    -------------------------------------------------------

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

     ----------------------------------------------------------------------



Routing Transit/ABA number of Bank where funds are to be transferred:

     ----------------------------------------------------------------------

Name of Account, if applicable:

     ----------------------------------------------------------------------

Account Number:
                    -------------------------------------------------------

Additional Information:
                         --------------------------------------------------

                         --------------------------------------------------

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-622-0011.








                                                                       EXHIBIT B
                                   [Form of]

                           ASSIGNMENT AND ACCEPTANCE



          Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (as amended, modified, extended or restated from time to time, the Credit Agreement ), among Magma Copper Company, a Delaware corporation (the Borrower ), the lenders from time to time party thereto (the Lenders ), National Westminster Bank Plc, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ), Swingline Lender and Issuing Bank. Terms defined in the Credit Agreement are used herein with the same meanings.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(e) of the Credit Agreement), the interests set forth below (the Assigned Interest ) in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Effective Date and (iii) participations in Letters of Credit and Swingline Loans which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

          3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):


                                             Percentage Assigned of
                                             Applicable Facility/
                    (Principal Amount        Commitment (set forth, to at
                    Assigned and Identifying least 8 decimals, as a
                    information as           percentage of the Facility and
                    to individual            the aggregate Commitments
Facility/Commitment Competitive Loans)       of all Lenders thereunder)
------------------- ------------------------ ------------------------------

Revolving Credit    $                                 %
Competitive Loans   $                                 %
Swingline Loans     $                                 %


The terms set forth above are hereby agreed to:   Accepted */

               , as Assignor       CHEMICAL BANK, as Administrative Agent
---------------
by:                                by:
     ---------------------------        -----------------------------
     Name:                              Name:
     Title:                             Title:

               , as Assignee       MAGMA COPPER COMPANY,
---------------
by:                                by:
     ---------------------------        -----------------------------
     Name:                              Name:
     Title:                             Title:

                                             , as Issuing Bank
                                        ---------------
                                   by:
                                        -----------------------------
                                        Name:
                                        Title:
                                                  , as Swingline Lender
                                        ----------
                                   by:
                                        -----------------------------
Name:
Title:
--------------
     */ To be completed to the extent consents are required under Section 9.04(b) of the Credit Agreement.




















                                                                       EXHIBIT C
                           FORM OF BORROWING REQUEST

Chemical Bank, as Administrative Agent for
the Lenders referred to below,
270 Park Avenue
New York, NY 10017
Attention:  [              ]
                                                                          [Date]

Ladies and Gentlemen:

          The undersigned, Magma Copper Company (the Borrower ), refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (as amended, supplemented or otherwise modified from time to time, the Credit Agreement ), among the Borrower, the lenders from time to time party thereto (the Lenders ), National Westminster Bank Plc, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ), Swingline Lender and Issuing Bank. Capital-ized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Date of Borrowing (which is a Business Day)
                                                  ----------------------
(B)  Principal Amount of Borrowing 1/
                                                  ----------------------
(C)  Interest rate basis
                                                  ----------------------
(D)  Interest Period and the last day thereo
                                                  ----------------------
(E)  Funds are requested to be disbursed to the Borrower's account with
     Chemical Bank  (Account No.              )

1/Not less than $1,000,000 and in an integralmultiple of $500,000, but in any event not exceeding the Total Revolving Credit Commitment then available.
2/ Specify Eurodollar Borrowing, CD Borrowing or ABR Borrowing.
3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

          Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Sections 4.01(b) and 4.01(c) of the Credit Agreement have been satisfied.

                         MAGMA COPPER COMPANY,

                           by
                                -------------------------------
                                Name:
                                Title: [Responsible Officer]






                                                                     EXHIBIT D-1
                        FORM OF COMPETITIVE BID REQUEST

Chemical Bank, as Administrative Agent for
the Lenders referred to below,
270 Park Avenue
New York, N.Y.  10017
                                                                          [Date]
Attention:  [            ]

Dear Sirs:

          The undersigned, Magma Copper Company (the Borrower ), refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (as amended, modified, extended or restated from time to time, the Credit Agreement ), among the Borrower, the lenders from time to time party thereto (the Lenders ), National Westminster Bank Plc, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ), Swingline Lender and Issuing Bank. Capital-ized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:


(A)  Date of Competitive Borrowing (which is a
     Business Day)
                                                       --------------------
(B)  Principal Amount of Competitive
     Borrowing 1/
                                                       --------------------
(C)  Interest rate basis 2/
                                                       --------------------
(D)  Interest Period and the last day thereof 3/
                                                       --------------------





1/ Not less than $10,000,000 (and in integral multiples of $1,000,000) or greater than the Total Revolving Credit Commitment then available.

2/ Eurodollar Loan or Fixed Rate Loan.

3/ Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Credit Maturity Date.











          Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 4.01(b) and 4.01(c) of the Credit Agreement have been satisfied.


     Very truly yours,

     MAGMA COPPER COMPANY,


          by
                                     ---------------------------------
                                   Name:
                                   Title: [Responsible Officer]






















































                                                                     EXHIBIT D-2



                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

                                                                          [Date]

Attention:

Dear Sirs:

          Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (as amended, modified, extended or restated from time to time, the Credit Agreement ), among Magma Copper Company, a Delaware corporation (the Borrower ), the lenders from time to time party thereto (the Lenders ), National Westminster Bank Plc, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ), Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower
made a Competitive Bid Request on            , 19  , pursuant to
Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].1/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:


(A)  Date of Competitive Borrowing
                                                  ------------------
(B)  Principal amount of Competitive Borrowing
                                                  ------------------
(C)  Interest rate basis
                                                  ------------------
(D)  Interest Period and the last day thereof
                                                  ------------------


     Very truly yours,

     CHEMICAL BANK, as Administrative Agent,

          by
                                          --------------------------------
                                        Name:
                                        Title:

1/ The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Loans, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 10:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.












                                                                     EXHIBIT D-3
                            FORM OF COMPETITIVE BID

Chemical Bank, as Administrative Agent for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention:  [       ]                                                     [Date]

Dear Sirs:
          The undersigned, [Name of Lender], refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (as amended, modified, extended or restated from time to time, the Credit Agreement ), among Magma Copper Company, a Delaware corporation (the
 Borrower ), the lenders from time to time party thereto (the Lenders ), National Westminster Bank Plc, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ), Swingline Lender and Issuing Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to
Section 2.03(b) of the Credit Agreement, in response to the Competitive Bid
Request made by the Borrower on         , 19  , and in that connection sets
forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount 1/
                                             -----------------
(B)  Competitive Bid Rate 2/
                                             -----------------
(C)  Interest Period and last day thereof
                                             -----------------

          The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 2.03(d) of the Credit Agreement.


     Very truly yours,

     [Name of Lender],

          by
                                         ------------------------------
                                        Name:
                                        Title:

--------------

1/ In Dollars not less than $5,000,000 and in integral multiples of $1,000,000. Multiple bids will be accepted by the Administrative Agent.

2/ I.e., LIBO Rate - or -      %, in the case of Eurodollar Loans or    %,
in the case of Fixed Rate Loans.









                                                                     EXHIBIT D-4



                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


Chemical Bank, as Administrative Agent for the Lenders referred to below
270 Park Avenue
New York, NY 10017
                                                                          [Date]

Attention:  [                             ]

Dear Sirs:

          The undersigned, Magma Copper Company (the
 Borrower ), refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (as amended, modified, extended or restated from time to time, the Credit Agreement ), among the Borrower, the lenders from time to time party thereto (the Lenders ), National Westminster Bank Plc, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ), Swingline Lender and Issuing Bank.

          In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with
Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount                          Fixed Rate/Margin           Lender

$         [%]/[+/-.  %]
$


We hereby reject the following bids:

Principal Amount                        Fixed Rate/Margin             Lender

$         [%]/[+/-.  %]
$



     The $              should be deposited in Chemical Bank account number
[           ] on [date].


     Very truly yours,

     MAGMA COPPER COMPANY,

          by
                                         -----------------------------
                                        Name:
                                        Title:









EXHIBIT E-  1



FORM OF OP          INION OF ANDREW A. BRODKEY, ESQ.



June 21, 1                                                            995



To the Lenders Party to the
Credit Agreement Referred to Below,
Chemical Bank, as Administrative Agent,
   c/o Chemical Bank,
     270 Park Avenue,
      New York, New York 10017.


Dear Sirs:


     I am general counsel to Magma Copper Company, a Delaware corporation (the "Borrower"). Capitalized terms used herein but not otherwise defined herein have the respective meanings assigned thereto in the Competitive Advance and Revolving Credit Facility Agreement, dated as of June 21, 1995 (the "Credit Agreement"), among the Borrower, the Lenders named therein, Chemical Bank, as Administrative Agent, Issuing Bank, and Swingline Lender, National Westminster Bank PLC, as Co-Agent, and Bank of America National Trust and Savings Association, as Swingline Lender and Co-Agent.
     I have examined executed copies of the Credit Agreement and such corporate records, certificates and other documents, and such questions of law, as I have considered







The Lenders Party to the Credit Agreement                   -2-

necessary or appropriate for purposes of this opinion. Upon the basis of such examination, subject to the qualifications set forth herein, it is my opinion that:
          (1) Each of the Subsidiaries (other than the Robinson Mining Limited Partnership) has been duly incorporated and is an existing corporation in good standing under the laws of its state of incorporation and the Borrower and each of such Subsidiaries has all requisite corporate power and authority to own its business and conduct its business substantially as it is now being conducted.
         (2) The Robinson Mining Limited Partnership is a limited partnership duly organized and validly existing under the laws of its state of organization with all requisite partnership power and authority to own its business and conduct its business substantially as it is now being conducted.
         (3) The execution, delivery and performance by the Borrower of the credit Agreement and the receipt by the Borrower of the proceeds of the Loans in the manner contemplated by the Credit Agreement have been duly authorized by all necessary corporate action on the part of the Borrower and (a) do not violate any provision of any material indenture, agreement or other






The Lenders Party to the Credit Agreement          -3-

     instrument known to me which the Borrower is a party or by which the Borrower or any of its material properties and assets are or may be bound; (b) do not violate any provision of any applicable law, rule or regulation to which the Borrower is subject, or to the best of my knowledge, any order of any court, or of any other agency of government presently in effect to which the Borrower is subject; (c) do not violate any provision of the Certificate of Incorporation, as amended, or By-Laws of the Borrower; (d) will not result in the creation or Imposition of any Lien upon any material property or assets of the Borrower; and
     (e) will not be in conflict with, result in a breach of or constitute (alone, with notice, with lapse of time, or with any combination of these factors) a default under any material indenture, agreement or other instrument known to me as referred to above.
     (4) To the best of my knowledge, except as set forth in the Form 10-K for the year ended December 31, 1994 of the Borrower, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened, to which the Borrower or any of the Subsidiaries is a party or of which any material






The Lenders Party to the Credit Agreement                   -4-

    property of the Borrower or any of the Subsidiaries is the subject, as to which there is a significant likelihood of an adverse determination and which could, individually or in the aggregate, if adversely determined to the Borrower or any of the subsidiaries, impair the validity or enforceability of the Credit Agreement or materially impair the ability of the Borrower to perform under the terms of the Credit Agreement or materially impair the ability of the Borrower and the Subsidiaries taken as a whole to carry on business substantially as now being conducted or result in any material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole.
     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of Arizona and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.
         In rendering the foregoing opinion, I have, with your approval, relied as to certain matters upon information obtained from public officials, officers of the Borrower and other sources believed by me to be responsible, and I have








The Lenders Party to the Credit Agreement                   -5-

assumed that the Credit Agreement has been duly authorized, executed and delivered by you and each of the Lenders, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.
         This opinion is solely for your benefit in connection with the Credit Agreement and may not be relied upon by any other person or for any other purpose.
                                 Very truly yours,






















                  Form of Opinion of Sullivan & Cromwell

                                        June 21, 1995

To the Lenders Party to the
Credit Agreement Referred to Below,
Chemical Bank, as Administrative Agent,
  c/o Chemical Bank,
    270 Park Avenue,
      New York, New York  10017.

Dear Sirs:

          We have acted as counsel to Magma Copper Company, a Delaware corporation (the "Borrower"), in connection with the Competitive Advance and Revolving Credit Facility Agreement, dated as of June 21, 1995 (the "Credit Agreement"), among the Borrower, the Lenders named therein, Chemical Bank, as Administrative Agent, Issuing Bank, and Swingline Lender, National Westminster Bank PLC, as Co-Agent, and Bank of America National Trust and Savings Association, as Swingline Lender and Co-Agent. Capitalized terms used herein but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.
          We have examined executed copies of the Credit Agreement and such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for purposes of this opinion. Upon the basis of such examination, subject to the qualifications set forth herein, it is our opinion that:
          (1) The Borrower has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.
          (2) The Borrower has all requisite corporate power and authority to execute and deliver the Credit Agreement and to perform its obligations thereunder.
          (3) The Credit Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
          (4) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the execution and delivery of the Credit Agreement and the performance by the Borrower of its obligations thereunder have been obtained or made; provided, however, that insofar as the performance by the Company of its obligations under the Credit Agreement is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or as to general equity principles.
          We express no opinion as to the validity, binding effect or enforceability of any provision in the Credit Agreement which purports to (i) provide indemnification of any person for any claims, damages, liabilities or expenses resulting from violation by such person of applicable securities laws, (ii) grant to any Lender rights of set-off other than as provided in
Section 151 of the Debtor & Creditor Law of the State of New York or (iii) preserve or maintain the enforceability of the Credit Agreement where one or more of the provisions contained therein is determined to be invalid, illegal or unenforceable. We also express no opinion as to the last sentence of Section 2.16 of the Credit Agreement.
          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
          In rendering the foregoing opinion, we have, with your approval, relied as to certain matters upon information obtained from public officials, officers of the Borrower and other sources believed by us to be responsible, and we have assumed that the Credit Agreement has been duly authorized, executed and delivered by you and each of the Lenders, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
          This opinion is solely for your benefit in connection with the Credit Agreement and may not be relied upon by any other person or for any other purpose.

                                   Very truly yours,















                                                                       EXHIBIT F
                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE

                                                                 June 21, 1995


                             Magma Copper Company
              Competitive Advance and Revolving Credit Facility
                          dated as of June 28, 1995


Ladies and Gentlemen:
          We have acted as counsel to Chemical Bank, a New York banking corporation, in connection with the preparation, execution and delivery of the Competitive Advance and Revolving Credit Facility Agreement dated as of June 21, 1995 (the Credit Agreement ), among Magma Copper Company (the
 Borrower ), the Lenders named therein (the Lenders ), National Westminster Bank PLC, as Co-Agent, Bank of America Illinois, as Swingline Lender and Co-Agent, and Chemical Bank, as Swingline Lender and Issuing Bank and as administrative agent (in such capacity, the Administrative Agent ). Capitalized terms not otherwise defined herein shall have the meanings given them in the Credit Agreement.
          In that connection, we have examined executed counterparts of the Credit Agreement and originals or copies certified or otherwise identified to our satisfaction of such other corporate records and other instruments and documents as we have deemed necessary or appropriate for purposes of this opinion.
          In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
          Based upon the foregoing, we are of opinion that:
          Assuming due authorization, execution and delivery thereof by the Lenders and the Borrower, the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally from time to time in effect and except that
(i) insofar as provisions contained in the Credit Agreement provide for indemnification, the enforcement thereof may be limited by public policy considerations, (ii) we express no opinion as to the last sentence of
Section 2.16 of the Credit Agreement and (iii) we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought which limits rates of interest legally chargeable or collectable. The enforceability of the Borrower's obligations under the Credit Agreement is further subject to general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforceability is considered in a proceeding in equity or at law.
          We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

Very truly yours,
To the Lenders under the Credit
          Agreement referred to above
Chemical Bank, as Administrative Agent
          270 Park Avenue
             New York, NY 10017

316A





















                                                                   SCHEDULE 2.01

Bank                                              Commitment
----                                              ----------
CHEMICAL BANK
-------------
Domestic and Eurodollar                           $50,000,000
Lending Office
270 Park Avenue
New York, NY 10017


NATIONAL WESTMINSTER BANK PLC                     $40,000,000
-----------------------------
Domestic Lending Office:
175 Water Street
New York, NY 10038-4924

Eurodollar Lending Office:
Nassau Branch
c/o New York Branch
175 Water Street
New York, NY 10038-4924

BANK OF AMERICA ILLINOIS                          $40,000,000
------------------------
Domestic and Eurodollar
Lending Office
231 South LaSalle Street
Chicago, IL  60697


THE BANK OF NOVA SCOTIA                           $30,000,000
-----------------------

Domestic and Eurodollar
Lending Office:
101 California Street (48th Floor)
San Francisco, CA 94119

BANK OF MONTREAL                                  $25,000,000
----------------
Domestic and Eurodollar
Lending Office:
430 Park Avenue
New York, NY 10022

BANQUE NATIONALE DE PARIS                         $25,000,000
-------------------------
Domestic and Eurodollar
Lending Office:
725 Figueroa Street
Los Angeles, CA 90017

BARCLAYS BANK PLC                                 $25,000,000
-----------------
Domestic and Eurodollar
Lending Office:
222 Broadway
New York, NY 10038


BHF-BANK                                          $25,000,000
--------
Domestic and Eurodollar
Lending Office:
Grand Cayman Branch
c/o New York Branch
590 Madison Avenue
New York, NY 10022


THE CHASE MANHATTAN BANK, N.A.                    $25,000,000
------------------------------
Domestic and Eurodollar
Lending Office:
1 Chase Manhattan Plaza
New York, NY 10081

CREDIT AGRICOLE                                   $25,000,000
---------------
Domestic and Eurodollar
Lending Office:
55 East Monroe Street
Chicago, IL 60603

CREDIT LYONNAIS                                   $30,000,000
---------------
Domestic Lending Office
515 South Flower Street (Suite 2200)
Los Angeles, CA 90071

Eurodollar Lending Office:
Cayman Island Branch
c/o Los Angeles Branch
515 South Flower Street (Suite 2200)
Los Angeles, CA 90071

THE DAI-ICHI KANGYO BANK, LTD.                    $25,000,000
------------------------------
Domestic and Eurodollar
Lending Office:
555 West Fifth Street
Los Angeles, CA 90013

FIRST INTERSTATE BANK OF ARIZONA, N.A.            $25,000,000
--------------------------------------
Domestic and Eurodollar
Lending Office:
100 W. Washington (4th Floor)
Phoenix, AZ 85003

THE FUJI BANK LIMITED                             $30,000,000
---------------------
(Los Angeles Agency)

Domestic and Eurodollar
Lending Office:
333 South Grand Street (25th Floor)
Los Angeles, CA 90071

THE LONG TERM CREDIT BANK OF JAPAN LTD.           $30,000,000
---------------------------------------
Domestic and Eurodollar
Lending Office:
444 South Flower Street (Suite 3700)
Los Angeles, CA 90071

N.M. ROTHSCHILD & SONS LTD.                       $25,000,000
---------------------------
Lending Office:
New Court
St. Swithins Lane
London EC4P 4DV
ENGLAND

WESTDEUTSCHE LANDESBANK GIROZENTRALE              $25,000,000
------------------------------------
Domestic and Eurodollar
Lending Office:
1911 Avenue of the Americas
New York, NY 10036








                                                                Schedule 3.15(a)
                             Material Subsidiaries
                             ---------------------




                                        Percentage Ownership
Subsidiary                                     by Magma
----------                              --------------------

Magma Metals Company                              100

Magma Nevada Mining Company                       100

Robinson Mining Limited Partnership               100

Magma Tintaya, S.A.                               100
































                                                                Schedule 3.15(b)
                               Material Divisions
                               ------------------




                                        Percentage Ownership
     Division                                  by Magma
     --------                           --------------------

San Manuel Mining Division                        100

Pinto Valley Mining Division                      100




































                                                                   Schedule 6.01
                            Existing Permitted Liens
                           -------------------------

                                     None.